WEBTOON Entertainment

Q2 2024
Shareholder Letter

NASDAQ: WBTN

Q2 2024
August 8, 2024


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CONSIGUE ENTRADAS AQUÍ
Times Square
OLD NAVY

Dear Fellow Shareholders,

In June, we fulfilled our long-time ambition to bring WEBTOON to the public markets. After nearly two decades of innovation, building and expanding our global ecosystem while nurturing and growing our Creator community and their loyal, global fandoms, we're thrilled to continue to build this business alongside our new investor community.

As a leading global entertainment company and home to some of the world's largest storytelling platforms, we delivered robust performance across geographies and revenue streams that clearly showcases the strength of our value proposition. I am pleased that we were able to deliver solid year-over-year revenue growth on a constant currency basis of 11.1%, powered by our unique and global flywheel. Our reported revenue was flat as growth across the business was offset by our significant exposure to weaker foreign currencies including the Korean won and Japanese yen, the latter of which reached historically low levels against the U.S. dollar.

Our strategy is working, and I am pleased that we continued to deliver robust performance in the second quarter. We saw broad-based strength across all our revenue streams - Paid Content, Advertising, and IP Adaptations - supported by deepening engagement from our paying users and ever-growing Creator community.

Our Flywheel

In order to understand our business, it is critical to understand the flywheel that drives our success...


IP ADAPTATIONS (OTT SERIES, FILM, GAME, PRINT BOOKS, MERCHANDISE)
Greater Earnings
IP Adaptations
Efficient Acquisition
CONTENT
450K Web-comics
55M Web-novels
Serialized, bite-sized weekly releases
Diverse, engaging immersive content
WEB TOON
CREATORS
345K Web-comic
24M Web-novel
USERS
~170M
Feedback, fandom, earnings
Data and Enablement
Discovery and Recommendation
AI / TECHNOLOGY

Graphic shows user metrics, Creator metrics and content metrics as of the quarter ended March 31, 2024, as of December 31, 2023, and as of December 31, 2023, respectively.

Unmatched Value Proposition for Creators

The Creator community is the heart of our global flywheel. We attract a diverse and global group of Creators because on WEBTOON, everyone has the potential to be discovered. In turn, we provide Creators with tools to support their creativity, opportunities for professional growth, and ways to monetize their content.

The vast majority of our Creators are amateurs, but we believe that our organization - uniquely - provides a path to becoming a professional that is unlike anything they can find elsewhere. Our professional Creators are selected based on a combination of data and editorial decision-making and represent those with the highest potential, driving billions of dollars in revenue, with passionate and loyal fandoms. Today, we have **~13 thousand professional Creators** on the platform; these are high-potential, former amateur Creators who have graduated to professional contracts and monetization opportunities on WEBTOON. On average, these **professional Creators earn $48 thousand per year**[1] and we are proud that our **cumulative payout for professional Creators from 2017-2023 was $2.8 billion.**

We are committed to helping Creators grow and flourish on our platform and will continue to help Creators **expand their audiences** and fandoms by supporting high-potential amateurs in the transition to the professional level; **ensure Creators are well-positioned** to earn from their stories; **offer innovative technological support and tools** to bolster their creativity; and **focus on developing local Creator ecosystems** in new and growing geographies.

[1] *In the year ended December 31, 2023*

Highly Loyal and Deeply Engaged User Base

WEBTOON is at the forefront of a watershed moment, a cultural zeitgeist that is now serving the interests of Gen-Z like never before. This is a demographic with **$360 billion in purchasing power**[2] that is driving the biggest moments in entertainment and pop culture - from Taylor Swift's Era's Tour to Greta Gerwig's Barbie®. And while Gen-Z is the largest demographic within our user base, we have clearly demonstrated that we have broad appeal.

We encourage our users to spend time daily on the platform by offering content that appeals to them through serialized and digestible episodes that enable easy and quick digital consumption. In aggregate, users across demographics continued to spend significant time on our platform this quarter, **averaging ~30 minutes per day**[3] consuming content. In fact **97% of our users agree WEBTOON is entertaining and fun**, achieving a higher score than other platforms including Roblox, Netflix and TikTok[4].

Moving forward, we remain focused on growing our user base through **fostering content growth** by building and nurturing local Creator Ecosystems; **acquiring users** via word of mouth, marketing, IP collaborations and more; **encouraging engagement on our platform** by acquiring local content, improving our recommendation engine, and gamifying new features; and last, but not least, **fostering and empowering a sense of community** that supports user-to-user and Creator-to-user interactions.

Unique, Global and Relatable Content

Nearly all of the content on our platform is Creator-generated. This evergreen source of stories and creativity is critical to powering our global flywheel. When it comes to binge consumption, other platforms struggle to create and release good content fast enough. WEBTOON has velocity and velocity equals engagement.

With **124 thousand episodes released daily**[5], we are nearing **a half million webcomics** and approximately **55 million webnovels**[6]. With platforms active in **more than 150 countries** and **10 languages**[7], we can quickly deploy our massive library of diverse and global content around the world. These are stories with enduring cultural relevance and staying power - we consistently see users discovering and falling in love with completed and older titles. What's more, **77% of our users agree that WEBTOON has content they can't find anywhere else**[8] - and we agree!

Our content spans genres, categories and mediums; there is truly something for everyone. We've also found we can successfully expand the life and reach of these stories through cross-adaptation between webcomics and webnovels as well as IP adaptations in the form of movies, series, books, games and more. This is a revenue stream and a feature of our IP & Creator Ecosystem that we are incredibly excited about long-term.

Q2 Update: Where We Are Today

With this proven path to value creation, we believe our business has an incredible runway for growth, as our content reaches new fans on and off our platforms. Our success in the quarter has been punctuated by some particularly exciting achievements:

[2] *Data according to GenZ Planet, 2022*
[3] *As of the quarter ended, June 30, 2024.*
[4] *WEBTOON proprietary study, 2024*
[5] *As of the quarter ended, December 31, 2023.*
[6] *Webcomics and webnovels data are as of the quarter ended, December 31, 2023*
[7] *Number of countries and languages are as of the quarter ended, March 31, 2024*
[8] *WEBTOON proprietary study, 2024*

Users

Japan's paid content growth was explosive in the quarter as our two business lines - our launchpad acquisition, EBIJ, and our rocketship, LINE MANGA - saw record user engagement. LINE MANGA, specifically, topped the overall app market in Japan - including games - across iOS and Google play in May and June according to SensorTower. This drove our **MPU and payout ratio to record highs** in Japan in the quarter. ARPPU growth on a constant currency basis was strong globally as we successfully executed on our user acquisition and conversion strategies, with particularly quick habituation trends in Rest of World. User engagement in Korea also improved towards the end of the quarter. Broad improvement in engagement has spanned the full user funnel, including visits, reading, and payments and we expect this to continue into the third quarter.

Creators

We continued to grow our Creator base across geographies with particular success in Japan - where we released **70 new titles** in the second quarter - and France - where the number of professional Creators has **grown over 20%** in the past year.

As we remain invested in finding new ways to support Creators in monetizing their work, we also launched a **new Super Like feature** for our amateur CANVAS Creators in the U.S. This enables fans to purchase Super Likes on individual story episodes, visually highlighting their fandom and directly supporting Creators financially. Super Likes are an important addition for our amateur Creator Economy, supplementing our existing ad share monetization program for CANVAS Creators.

Content

As our market of origin, Korea remains our primary source of original content. We saw great growth in the quarter with the overall number of original webcomic titles growing by 30% year over year.

In Q2, we continued to adapt our content across formats, enabling fans from our platform to engage with adaptations of their favorite stories while simultaneously bringing adaptation fans into our platforms. **Netflix's "The 8 Show," based on WEBTOON Originals** "Money Game" and "Pie Game," and co-produced by our Studio N business, ranked #1 globally for non-English series on Netflix[9] and ranked in the global Top 10 (Non-Eng Series) for five weeks.


PIE
GAME

Pie Game


THE 8 SHOW
ONLY ON NETFLIX | MAY 17

The 8 Show
Courtesy of Netflix


MONEY
GAME

Money Game

[9] *May 20 - 26, 2024*

Our US IP Adaptations business - Wattpad WEBTOON Studios - announced a film adaptation of Violet Karim's popular webcomic "Death of a Pop Star," with Oscar-winner Diablo Cody and Oscar-nominee Mason Novick attached to produce. We also wrapped production for two major projects: "Sidelined: The QB & Me," our upcoming Tubi Original film starring TikTok superstar Noah Beck and James Van Der Beek, and "Sigue Mi Voz," our latest Spanish webnovel adaptation. "Sigue Mi Voz" will come to Prime Video next year and theaters in Spain on Valentine's Day 2025.

We expect these and other projects in our growing IP adaptation pipeline to continue supporting our organic marketing strategy and word-of-mouth awareness among consumers.

Platform



Growth in our advertising business was led by triple digit revenue growth on a constant currency basis in Japan, as well as double-digit revenue growth in Rest of World, where results were supported by strong content and efficient and effective marketing campaigns. This quarter, we increased our focus on AI-driven personalized offerings to tailor content to individual users and as a result - we saw growth across impressions, engaged users, conversion, and ARPPU. In Korea, we are currently in a transitional phase as we strategically diversify our advertising revenue away from our parent company, NAVER Corporation. With this in mind, we were pleased to see double-digit ad revenue year over year from advertisers outside NAVER Corporation as we expanded our advertising pool.

We also saw broad-based success across geographies in the implementation of rewarded video ads, or pre-roll ads, which require a user to watch a non-skippable video in order to access paid content. We've already seen massive success with this product in Korea and Japan and in Q2 we saw positive signs as we experimented with adoption outside of our core markets, including Indonesia and Thailand.

In Closing

Looking ahead, there are many opportunities for us to accelerate the growth we've already seen through successful execution of our strategic roadmap, underscored by the strong financial foundation we have built as we continue to scale. This gives me confidence in our ability to achieve the third quarter financial targets we have set for revenue growth on a constant currency basis in the range of 12.5%-14.5%, representing revenue in the range of $332-$338 million, assuming FX rates remain relatively stable with the end of Q2, and Adjusted EBITDA in the range of ($10.0)-($7.7) million, representing an Adjusted EBITDA Margin in the range of (2.8%)-(2.1%).

I want to thank our Creators who have shared their stories on WEBTOON. It's thanks to you that we are a leading global entertainment company and home to some of the largest storytelling platforms in the world. And as always, thank you to our employees for continually striving for excellence and making WEBTOON such a great place to work.



Junkoo Kim, Founder & CEO, WEBTOON Entertainment Inc.

2Q24 Financial Update

Total revenue of $321.0 million grew 0.1% as growth across the business was offset by the Company's significant exposure to weaker foreign currencies including the Korean won and Japanese yen, the latter of which reached historically low levels against the U.S. dollar.

Revenue on a constant currency basis was $350.3 million, growing 11.1% year-over-year, driven by growth across all revenue streams: Paid Content, Advertising and IP Adaptations.

- **Paid Content revenue** grew 1.0%, or 11.5% on a constant currency basis, driven by successful execution of our user conversion strategies globally with robust, double digit revenue growth on a constant currency basis in Rest of World and Japan, which is the Company's largest market.
- **Advertising revenue** declined 3.6%, but grew 2.3% on a constant currency basis, primarily driven by triple digit revenue growth on a constant currency basis in Japan, double digit revenue growth on a constant currency basis in Rest of World, and the ongoing capture of a relatively nascent North American market which was partially offset by the impact of the continued strategic diversification of advertising partners and inventory away from parent company, NAVER Corporation, in Korea.
- **IP Adaptations revenue** IP Adaptations revenue declined 3.7%, which translated to growth of 24.9% on a constant currency basis, driven by growth in all geographies.

Net Loss of $76.6 million was primarily driven by one-time IPO-related costs and stock-based compensation expenses.

Adjusted EBITDA of $22.4 million represented a significant increase from a slight loss in the prior year, marking strong profit improvement for the second consecutive quarter.

Diluted EPS was a loss of $0.70 which increased from a loss of $0.18 in the prior year.

Adjusted EPS of $0.20 increased from a loss of $0.01 in the prior year.

Consolidated Global Results


GLOBAL REVENUE CC
$M
11%
$315.4
$17.8
$41.9
$255.7
$350.3
$22.2
$42.9
$285.2
2Q23
2Q24
Paid Content Revenue CC
Advertising Revenue CC
IP Revenue CC
Global Revenue CC


GLOBAL MAU
M
-1%
167.7
166.3
2Q23
2Q24


GLOBAL MPU
M
4.6%
4.7%
7.8
7.8
2Q23
2Q24
Paid Content Revenue CC
Global Revenue CC


Global ARPPU CC
$M
+12%
$10.9
$12.2
2Q23
2Q24

WEBTOON's total revenue for the three months ended June 30, 2024 increased 0.1% to $321.0 million compared to $320.7 million in the prior year as growth across the business was offset by the Company's significant exposure to weaker foreign currencies including the Korean won and Japanese yen, the latter of which reached historically low levels against the U.S. dollar. On a constant currency basis, this translated to robust double digit revenue growth of 11.1%, with growth drivers across all revenue streams globally.

In Paid Content, revenue of $260.7 million grew 1.0%, or 11.5% on a constant currency basis. This was driven by robust, double digit revenue growth on a constant currency basis in Rest of World as well as Japan, which is the Company's largest market, following successful execution of user conversion strategies. During the second quarter, total MAUs of 166.3 million and MPUs of 7.8 million remained relatively stable compared to the prior year. The Company also strengthened its leadership position in Japan, with MPUs growing 15.5% compared to the second quarter of 2023, supporting a record high MPU and Paying Ratio. In Korea, user engagement metrics showed improvement towards the

end of the quarter following the initial roll out of the platform's AI-driven personalized recommendation model.

Advertising revenue was down 3.6%, which translated to growth of 2.3% on a constant currency basis. Triple digit revenue growth on a constant currency basis in Japan and double digit revenue growth on a constant currency basis in Rest of World amidst the ongoing capture of a relatively nascent North American market were partially offset by declining ad revenue in Korea, primarily due to the continued strategic diversification of advertising partners and inventory away from parent company, NAVER Corporation. The Company continues to diversify its advertising products and the introduction of pre-roll ads has bolstered performance.

IP Adaptations revenue declined 3.7%, which translated to growth of 24.9% on a constant currency basis, driven by growth in all geographies. The Company remains focused on efforts to strengthen its flywheel through IP adaptations, which support expansion of our user base, enhance the Creator Ecosystem, and contribute to the overall growth of the platform.



GLOBAL G&A
$M
+159%
$53.5
$138.7
2Q23
2Q24



GLOBAL GROSS PROFIT
$M
25.3%
25.9%
$81.1
$83.1
2Q23
2Q24
Gross Profit
Gross Profit %

Total general & administrative expenses for the quarter were $138.7 million compared to $53.5 million in the prior year quarter. The increase was primarily a result of one-time IPO and stock-based compensation expenses. Gross profit grew 2% in the quarter to $83.1 million from $81.1 million in the prior year. This resulted in gross margin of 25.9%, which expanded 57 basis points compared to the prior year. Interest income was $2 million compared to $1 million in the prior year and other income was $2.3 million compared to a loss of $6.1 million in the prior year period. Income tax expense was $1.9 million in the quarter compared to $11.2 million in the prior year. Depreciation and amortization was $8.9 million, compared to $9.3 million in the prior year.



Adj. EBITDA (Non-GAAP)
$M
7.0%
$22.4
-0.3%
$(0.9)
2Q23
2Q24
Adj. EBITDA Margin



ADJUSTED EPS
$
$0.20
2Q24

Net Loss for the quarter was $76.6 million. This represents a larger loss than in the prior year, primarily due to IPO related costs as well as a one-time increase in stock-based compensation expenses. Excluding adjustments and other non-recurring costs, the Company posted a healthy Adjusted EBITDA of $22.4 million, a significant increase from a loss of $0.9 million in the prior year. As a result, on a reported basis, including one-time expenses, EPS was a loss of $0.70 compared to a loss of $0.18 in the prior year period. Adjusted EPS was $0.20 in the quarter compared to a loss of $0.01 in the prior year period.

Performance By Location

Korea



KOREA REVENUE CC
$M
-11%
$141.0
$125.7
2Q23
2Q24



KOREA MAU
M
-7%
24.8
23.2
2Q23
2Q24


KOREA MPU
M
16.2%
16.1%
4.0
3.7
2Q23
2Q24
MPU
Paying ratio


KOREA ARPPU CC
$M
-2%
$8.1
$7.9
2Q23
2Q24

Korea's total revenue for the three months ended June 30, 2024 declined 19.3% to $118.1 million compared to $146.3 million in the prior year. Revenue on a constant currency revenue basis translated to a decline of 10.8%; this was primarily driven by decreases in Paid Content and Advertising revenue, slightly offset by strong growth in IP Adaptations revenue.

Korea MAU of 23.2 million decreased 6.6% year-over-year while MPU of 3.7 million declined 7.3% year-over-year. Paying ratio of 16.1% was down 12 basis points year-over-year. These declines were primarily the result of delays in the implementation of product improvements on the platform. Following the implementation of these improvements, particularly the first phase of the rollout of the personalized AI-driven recommendation model, we saw a rebound in user engagement. MPU, specifically, improved sequentially on a monthly basis through the quarter. The full rollout of the recommendation model will continue into the second half of 2024.

ARPPU decreased 9.9% year-over-year to $7.5 on a reported basis, and was down slightly on a constant currency basis driven by the aforementioned delays in product improvements.

Japan


JAPAN REVENUE CC
$M
+30%
$137.0
$177.9
2Q23
2Q24


JAPAN MAU
M
+1%
21.8
22.0
2Q23
2Q24


JAPAN MPU
M
8.9%
10.2%
1.9
2.2
2Q23
2Q24
MPU
Paying ratio


JAPAN ARPPU CC
$M
+7%
$22.5
$24.1
2Q23
2Q24

Japan's total revenue for the three months ended June 30, 2024 increased 14.0% to $156.2 million compared to $137.0 million in the prior year. Revenue on a constant currency revenue basis, this translated to an increase of 29.8%. This was driven by triple-digit revenue growth on a constant currency basis in Advertising and IP Adaptation revenue as well as double digit revenue growth on a constant currency basis in Paid Content revenue.

Japan's MAU of 22.0 million increased 1.0% year-over-year. MPU of 2.2 million achieved double-digit growth of 15.5% year-over-year while the region's paying ratio of 10.2% was up 128 basis points year-over-year, both record highs. This growth was primarily driven by successful user conversion strategies as well as the Company's focus on building the local creator ecosystem in the region, completing over 70 new launches of local titles in the second quarter, and expanding global distribution of successes such as Savior of Divine Blood.

ARPPU of $21.2 decreased 5.7% year-over-year on a reported basis to $24.1, but grew 7.4% on a constant currency basis, driven by an increase in MPU as a result of successful execution of our user engagement strategies.

Rest of World


ROW REVENUE CC
$M
+25%
$37.4
$46.7
2Q23
2Q24


ROW MAU
M
0%
121.1
121.1
2Q23
2Q24


ROW MPU
M
1.5%
1.5%
1.8
1.8
2Q23
2Q24
MPU
Paying ratio


ROW ARPPU CC
$M
+30%
$5.0
$6.5
2Q23
2Q24

Rest of World's total revenue for the three months ended June 30, 2024 increased 24.9% to $46.7 million compared to $37.4 million in the prior year. Similarly, revenue on a constant currency basis grew 24.9%. This double-digit growth was primarily growth in Advertising revenue from the usage of pre-roll ads, outperformance in Paid Content revenue as a result of strong user viewership and ARPPU growth on a constant currency basis, and modest growth in IP Adaptations.

Rest of World MAU of 121.1 million was flat year-over-year. MPU of 1.8 million declined 2.0% year-over-year. Paying ratio of 1.5% was also flat year-over-year.

ARPPU of $6.5 increased 30.2% year-over-year on a reported and constant currency basis, representing extremely quick user habituation and clearly showcasing that the users we have acquired so far are increasing engagement with our product.

Guidance

Third Quarter 2024 Outlook

For the third quarter 2024, the Company expects:

- Revenue growth on a constant currency basis in the range of 12.5%-14.5%. This represents revenue in the range of $332-$338 million, assuming FX rates remain relatively stable with the end of Q2.
- Adjusted EBITDA in the range of ($10.0)-($7.7) million, representing an Adjusted EBITDA Margin in the range of (2.8%)-(2.1%).

Conference Call & Webcast Details

As previously disclosed, the Company will host a webcast and conference call on August 8, 2024, at 5:00 p.m. Eastern Time, to discuss the Company's financial results for the quarter ended June 30, 2024.

A live webcast of the conference call will be available online at **https://ir.webtoon.com/**.

For those unable to listen to the live webcast, an archived version will be available at the same location for up to one year.

About WEBTOON Entertainment

WEBTOON Entertainment Inc. ("WEBTOON") is a leading global entertainment company and home to some of the world's largest storytelling platforms. As the global leader and pioneer of the mobile webcomic format, WEBTOON has transformed comics and visual storytelling for fans and Creators.

With its CANVAS UGC platform empowering anyone to become a Creator, and a growing roster of superstar WEBTOON Originals Creators and series, WEBTOON's passionate fandoms are the new face of pop culture. WEBTOON adaptations are available on Netflix, Prime Video, Crunchyroll, and other screens around the world, and the company's content partners include Discord, HYBE and DC Comics, among many others.

With approximately 170 million monthly active users, WEBTOON 's IP & Creator Ecosystem of aligned companies include WEBTOON, Wattpad--the world's leading webnovel platform--Wattpad WEBTOON Studios, Studio N, Studio LICO, WEBTOON Unscrolled, LINE MANGA, and eBookJapan, among others.

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and involves risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements. Forward-looking statements cover all matters which are not historical facts and include, without limitation, statements or guidance regarding or relating to our future financial position, results of operations and growth, plans and objectives for future capabilities, ability to attract users in both our core and underpenetrated geographies, ability to grow our Paid Content, Advertising and IP Adaptations businesses, our financial condition and liquidity, and other statements concerning the success of our business and strategies. Forward-looking statements may be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements speak only as of the date on which they are made. They are not assurances of future performance and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Therefore, you should not place undue reliance on any of these forward-looking statements. Although we believe that the forward-looking statements contained in this letter are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including but not limited to: weakness in the economy, market trends, uncertainty and other conditions in the markets in which we operate, and other geopolitical or macroeconomic factors beyond our control; inability to attract, empower, properly support or incentivize our Creators; inability to retain, attract and engage with our users; inability to anticipate, understand and appropriately respond to market trends and changing user preferences; failure to retain or increase our paying users; failure to effectively operate in highly competitive markets; inability to innovate and expand our Advertising business; inability to continue to diversify our monetization strategy or to increase revenues from IP Adaptations; failure to control our content-related costs; exposure to significant legal proceedings and regulatory investigations which may result in significant expenses, fines and reputational damage; failure to provide a safe online environment for children; exposure to claims that we violated third parties' intellectual property rights; failure to obtain, maintain, protect or enforce our proprietary and intellectual property rights; rise of conflicts of interests with NAVER Corporation, our majority stockholder; and other risks and uncertainties set forth under the caption "Risk Factors" in our final prospectus filed with the U.S. Securities and Exchange Commission (the "SEC") on June 27, 2024 pursuant to Rule 424(b)(4) and in other filings we make with the SEC in the future.

Additionally, forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations, we undertake no obligations to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

A Note About Key Business Metrics

We define MAU as users based on each device logged in and each offering accessed from a single device and may include the same individual user multiple times if the user is logged in from multiple devices or if the user accesses multiple offerings from one device.

We define MPU as users who have paid to access Paid Content in the applicable calendar month, averaged over each month in the given period. We define Paying Ratio as the ratio of MPU divided by MAU for the respective periods.

We define Paid Content ARPPU as average Paid Content revenue in a given month divided by the number of MPU for such month, averaged over each month in the given period.

Use of Non-GAAP Financial Measures & Definitions

This letter contains certain financial information that is not presented in conformity with U.S. GAAP. These non-GAAP measures include Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Earnings Per Share (EPS), revenue on a constant currency basis, revenue growth on a constant currency basis, ARPPU on a constant currency basis and ARPPU growth on a constant currency basis. We believe that these non-GAAP measures provide users of the Company's financial information with additional meaningful information to assist in understanding financial results and assessing the Company's performance from period to period. Management believes these measures are important indicators of operations because they exclude items that may not be indicative of our core operating results and provide a better baseline for analyzing trends in our underlying businesses, and they are consistent with how business performance is planned, reported and assessed internally by management and the board of directors of the Company. Our non-GAAP financial measures should not be considered in isolation, or as substitutes for, financial information prepared in accordance with GAAP. Non-GAAP measures have limitations as they do not reflect all the amounts associated with our results of operations as determined in accordance with GAAP, and should only be used to evaluate our results of operations in conjunction with the corresponding or most directly comparable GAAP measures. We strongly encourage investors and shareholders to review our financial statements and publicly filed report in their entirety and not to rely on any single financial measure.

A reconciliation is provided in our earnings release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. We encourage investors and shareholders to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty or without unreasonable effort non-recurring items that may arise in the future.

Adjusted EBITDA: We define Adjusted EBITDA as Net Income (Loss) adjusted to remove the impact of interest expense, income tax expense and depreciation and amortization) with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss ("FVPL"), impairment of goodwill, non-cash stock-based compensation and certain other nonrecurring costs.

Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Adjusted Earnings Per Share (EPS): We define Adjusted Earnings Per Share as Earnings Per Share before interest expense, income tax expense and depreciation and amortization with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss ("FVPL"),

impairment of goodwill, non-cash stock-based compensation and certain other nonrecurring costs. We calculate Adjusted Earnings Per Share by making the adjustments described herein from Net Income (Loss) and dividing by basic and diluted weighted average shares of common stock outstanding, respectively, for the applicable period.

Revenue on a Constant Currency Basis: We define revenue on a constant currency basis as revenue adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue on a constant currency basis in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period. We calculated revenue on a constant currency basis in each of our revenue streams – Paid Content, Advertising and IP Adaptations – using the same method as laid out herein.

Revenue Growth on a Constant Currency Basis: We define revenue growth on a constant currency basis as period-over-period growth rates of revenue, adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue growth (as a percentage) on a constant currency basis as the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period average currency exchange rates.

ARPPU on a Constant Currency Basis: We define Paid Content ARPPU on a constant currency basis as average Paid Content revenue on a constant currency basis in a given month divided by the number of MPU for such month, averaged over each month in the given period. As discussed above, we calculate revenue on a constant currency basis in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period and excluding deconsolidated and transferred operations.

ARPPU Growth on a Constant Currency Basis: We define ARPPU growth (as a percentage) on a constant currency basis as the increase in current period ARPPU over prior period ARPPU, with current period foreign currency ARPPU translated using prior period average currency exchange rates and excluding deconsolidated and transferred operations.

Contact Information

Investor Relations
Nikki Mostafavi & Lauren Hopkinson
investor@webtoon.com

Edelman Smithfield for WEBTOON
Hunter Stenback & Ashley Firlan
webtoonIR@edelmansmithfield.com

WEBTOON Entertainment
Kiel Hume & Lauren Hopkinson
webtoonpress@webtoon.com